Infrastructure and Energy Alternatives, Inc. Announces
Proposed Public Offering of Common Stock and Pre-Funded Warrants

INDIANAPOLIS, IN – July 28, 2021 – Infrastructure and Energy Alternatives, Inc. (NASDAQ: IEA) (“IEA” or the “Company”), today announced that it intends to offer and sell shares of common stock and, to certain investors in lieu thereof, pre-funded warrants to purchase shares of common stock, in an underwritten public offering. As part of this proposed offering, IEA expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the aggregate number of shares of common stock and the shares of common stock underlying any pre-funded warrants that are sold in the offering, at the public offering price less the underwriting discounts and commissions. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. All of the securities in the offering are to be sold by IEA.
IEA intends to use the net proceeds from the offering to repurchase and redeem a portion of its outstanding Series B Preferred Stock as described in the preliminary prospectus supplement relating to the offering.
Guggenheim Securities, LLC, BMO Capital Markets Corp., CIBC World Markets Corp. and Fifth Third Securities, Inc. are acting as joint book-running managers for this offering.
The securities being offered in the offering will be offered by IEA pursuant to a shelf registration statement on Form S-3 (No. 333-251148), including a base prospectus, previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”). The securities will be offered only by means of a prospectus. A preliminary prospectus supplement relating to and describing the terms of the offering and a final prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the securities being offered may also be obtained by contacting Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, 8th Floor, New York, New York 10017, by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.
About IEA

Infrastructure and Energy Alternatives, Inc. is a leading infrastructure construction company with renewable energy and specialty civil expertise. Headquartered in Indianapolis, Indiana, with operations throughout the country, IEA’s service offering spans the entire construction process. IEA offers a full spectrum of delivery models including full engineering, procurement, and construction, turnkey, design-build, balance of plant, and subcontracting services. IEA is one of the larger providers in the renewable energy industry and has completed more than 240 utility scale wind and solar projects across North America. In the heavy-civil space, IEA offers a number of specialty services including environmental remediation, industrial maintenance, specialty transportation infrastructure and other site development for public and private projects. For more information, please visit IEA’s website at www.iea.net or follow IEA on Facebook, LinkedIn and Twitter for the latest IEA news and events.

Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipate,” “expect,” “could,” “may,” “intend,” “plan” and “believe,” among others, generally identify forward-looking statements. These forward-looking statements may include, but are not limited to, statements regarding the offering, such as the timing of the offering and the intended use of net proceeds from the offering. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release. For a full description of the risks and uncertainties which could cause actual results to differ from our forward-looking statements, please refer to IEA’s periodic filings with the SEC including those described as “Risk Factors” in IEA’s annual report on Form 10-K filed on March 8, 2021 and any quarterly reports on Form 10-Q filed thereafter. IEA does not undertake any obligation to update forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts:

Peter J. Moerbeek	Kimberly Esterkin
Chief Financial Officer	ADDO Investor Relations
Pete.Moerbeek@iea.net	iea@addo.com
800-688-3775	310-829-5400